GEORGIA-PACIFIC CORPORATION SUBSIDIARIES

The following table lists each subsidiary of the Registrant as of March 24, 1998 indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Each subsidiary is included in the consolidated financial statements of the Registrant.

                                          % of
Name                                     Voting   Jurisdiction
                                         Securites

GEORGIA-PACIFIC CORPORATION                -      GEORGIA

A) Arkansas Louisiana & Mississippi      100      Delaware
Railroad Company

B) Ashley, Drew & Northern Railway       100      Arkansas
Company

C) Blue Rapids Railway Company           100      Kansas

D) Brunswick Pulp & Paper Company        100      Delaware

E) Brunswick Pulp Land Company, Inc.     100      Delaware

F) Fordyce and Princeton R. R. Co.       100      Arkansas

G) G-P Gypsum Corporation                100      Delaware

   1)  KMHC, Incorporated                100      California

H) Georgia-Pacific Development Company   100      Delaware

   1)  Dunes West Joint Venture, A       100 1    South
Partnership                                       Carolina

       a) Dunes West Recreation          100      Delaware
Association, Inc.

I) Georgia-Pacific Holdings, Inc.        100      Delaware

J) Georgia-Pacific Investment Company    100      Oregon

K) Georgia-Pacific Pulpwood Company      100      Delaware

L) Georgia-Pacific Resins, Inc.          100      Delaware

   1)  Timber, Inc.                      100      Delaware

       a) Timber REIT, Inc.              100      Delaware

   2)  Maine Timber, Inc.                100      Maine

       a) Maine Timber REIT, Inc.        100      Maine

M) Georgia-Pacific Shared Services       100      Delaware
Corp.

N) Georgia-Pacific West, Inc.            100      Oregon

   1)  Aztec Trading Company, S.A.       100      Panama

   2)  Flakeboard, Inc.                  100      Oregon

       a) G-P Flakeboard Company           67     Nova Scotia

   3)  GPMF, Inc.                        100      Delaware

   4)  G-P Canada Holdings, Limited      100      Nova Scotia

       a) Beaverwood Finance Company     100      Nova Scotia

       b) G-P Canada Finance Company     100      Nova Scotia

       c) Georgia-Pacific Canada, Inc.   100      Ontario

          i)  Flakeboard Canada          100      Nova Scotia
Incorporated

   5)  Georgia-Pacific Asia, Inc.        100      Delaware

       a) Georgia-Pacific-Asia (H. K.)   100      Hong Kong
Limited

   6)  Georgia-Pacific Building          100      New
Materials Sales, Ltd.                             Brunswick

   7)  Georgia-Pacific de Mexico, S. de  100 2    Mexico
R. L. de C. V.

   8)  Georgia-Pacific Foreign Sales     100      Barbados
Corporation

   9)  Georgia-Pacific Global            100      Oregon
Corporation

       a) GPSP, Inc.                     100      Delaware

   10) Georgia-Pacific S.A.              100      Switzerland

   11) Georgia-Pacific U.K. Limited      100      England

                                          % of
Name                                     Voting  Jurisdiction
                                         Securites

   12) Georgia Steamship Company, Inc.   100      Delaware

   13) St. Croix Pulpwood, Limited       100      New
                                                  Brunswick

O) Georgia Temp, Inc.                    100      Delaware

P) Gloster Southern Railroad Company     100      Delaware

Q) Great Northern Nekoosa Corporation    100      Maine

   1)  Chattahoochee Industrial          100      Georgia
Railroad

   2)  Envases Industriales de Costa       33.33  Costa Rica
Rica, S.A.

   3)  Fipasa-Fibras, Panama, S.A.         50     Panama

   4)  Great Southern Paper Company      100      Georgia

   5)  Industria Panamena de Papel,        50     Panama
S.A.

   6)  Leaf River Corporation            100     Delaware

       a) Leaf River Forest Products,    100     Delaware
Inc.

          i)  Old Augusta Railroad       100     Mississippi
Company

   7)  Nekoosa Packaging Corporation     100     Delaware

       a) Nekoosa Packaging Mexican      100     Delaware
Paper Corporation

   8)  Nekoosa Papers Inc.               100     Wisconsin

       a) Georgia-Pacific Britain,       100 4   Delaware
L.L.C.

R) Mill Services and Manufacturing,      100     Delaware
Inc.

S) Phoenix Athletic Club, Inc.           100     Georgia

T) Saint Croix Water Power Company, The  100     New
                                                 Brunswick

U) Southwest Millwork and Specialties,   100     Delaware
Inc.

   1)  Maderas Howrey S. A. de C. V.     100 5   Mexico

V) Sprague's Falls Manufacturing         100     Canada
Company (Limited), The

W) St. Croix Water Power Company         100     Maine

X) Thacker Land Company                    57    West
                                                 Virginia

Y) Tomahawk Land Company                 100     Delaware

Z) XRS, Inc.                             100     Delaware



NOTES

  1 50% of the partnership of Dunes West Joint Venture is owned by Georgia-Pacific Development Company and 50% is owned by Georgia-Pacific Investment Company.

  2 Georgia-Pacific de Mexico, S. de R. L. de C. V. is owned by Georgia-Pacific West, Inc. and Georgia-Pacific Investment Company.

  3 99% of the stock of Georgia-Pacific Italia S.r.l. is issued to Georgia-Pacific West, Inc. and the remaining 1% is issued to Georgia-Pacific Holdings, Inc. Georgia-Pacific Italia S.r.l. is in liquidation effective December 31, 1994.

  4 Georgia-Pacific Britain, L.L.C. is owned by Nekoosa Papers, Inc. (90%) and Great Northern Nekoosa Corporation (10%).

  5 99.6% of Series A stock of Maderas Howrey S. A. de C. V. is issued to Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to Georgia-Pacific Shared Services Corp., Georgia-Pacific Pulpwood Company, Georgia-Pacific Holdings, Inc. and Georgia-Pacific West, Inc. in equal parts. 100% of Series B stock and 100% of Series C stock of Maderas Howrey